Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

Date:	November 22, 2006
Company:	National Bancshares Corporation
112 West Market Street
Orrville, Ohio 44667
Contact:	David C. Vernon
President and CEO
Phone:	330.682.1010
Fax:	330.684.2154
NATIONAL BANCSHARES CORPORATION APPOINTS DAVID C. VERNON, DIRECTOR
ORRVILLE, Ohio, November 22, 2006 — National Bancshares Corporation (OTC: NBOH) and its subsidiary bank, First National Bank, today announced that its Board of Directors has appointed its current President and Chief Executive Officer, David C. Vernon, a Director of the Company. Mr. Vernon has been appointed as a Class III Director to fill a vacant position held by the Bank’s previous President and CEO. It is expected that Mr. Vernon will serve on the Executive Committee.
National Bancshares Corporation is the holding company for First National Bank a federally chartered national bank formed in Ohio in 1881. First National Bank has fourteen offices in Orrville, Wooster, Dalton, Kidron, Smithville, Apple Creek, Mt. Eaton, Massillon, Lodi and Seville. Additional information is available at www.fnborrville.com.
FORWARD-LOOKING STATEMENT
This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statement for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. All forward-looking statements included in this news release are based on information available at the time of the release. National Bancshares and its subsidiary, First National Bank, assumes no obligation to update any forward-looking statement.